                                                                    EXHIBIT 99.3

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         J.P. MORGAN SECURITIES INC.                        TD SECURITIES INC.
                60 Wall Street                           7th Floor, TD Bank Tower
        New York, New York 10260-0060                     66 Wellington St. West
                                                             Toronto, Ontario
                                                                 M5K 1A1
                                                               (in Canada)
                                    OFFERS TO EXCHANGE:
          I. EACH OUTSTANDING COMMON                       II. EACH OUTSTANDING
             SHARE (INCLUDING THE                            6.00% CUMULATIVE
           ASSOCIATED COMMON SHARE                        REDEEMABLE CONVERTIBLE
               PURCHASE RIGHTS)                      FIRST PREFERRED SHARE, SERIES C
                      OF                                            OF
            THE LOEWEN GROUP INC.                         THE LOEWEN GROUP INC.
                     FOR                                           FOR
            $45.00 OF COMMON STOCK                        $29.51 OF COMMON STOCK
           (SUBJECT TO ADJUSTMENT)                       (SUBJECT TO ADJUSTMENT)
                      OF                                            OF
           NEW SERVICE CORPORATION                       NEW SERVICE CORPORATION
                INTERNATIONAL                                 INTERNATIONAL
                      OR                                            OR
        $45.00 OF EXCHANGEABLE SHARES                 $29.51 OF EXCHANGEABLE SHARES
           (SUBJECT TO ADJUSTMENT)                       (SUBJECT TO ADJUSTMENT)
                      OF                                            OF
          SCI HOLDINGS CANADA, INC.                     SCI HOLDINGS CANADA, INC.
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THE OFFERS AND WITHDRAWAL RIGHTS WILL EXPIRE AT 10:00 A.M., NEW YORK CITY TIME,
 ON             , 199  UNLESS THE OFFERS ARE EXTENDED (THE "EXPIRATION DATE").
 SHARES WHICH ARE TENDERED PURSUANT TO THE OFFERS MAY BE WITHDRAWN AT ANY TIME
                         PRIOR TO THE EXPIRATION DATE.
 ------------------------------------------------------------------------------
                                                                     , 1996

To Brokers, Dealers, Commercial Banks,
     Trust Companies and Other Nominees:

     We have been appointed by New Service Corporation International, a Delaware corporation ("Buyer"), and by SCI Holdings Canada, Inc., a company incorporated under the laws of British Columbia ("Canadian Newco"), to act as Dealer Managers in connection with exchange offers of Buyer and Canadian Newco pursuant to which
(1) holders of Common Shares without par value ("Common Shares") of The Loewen Group Inc. ("Loewen") are invited to exchange their Common Shares (together with, unless and until the Purchasers (as defined below) declare that the Rights
Plan Condition (as defined in the Prospectus, dated                , 1996 (the
"Prospectus")) is waived or satisfied, an equal number of associated common share purchase rights (the "Rights") issued pursuant to the Rights Agreement (as defined in the Prospectus)), for a number of shares of common stock, par value $.01 per share ("Buyer Common Stock"), of the Buyer equal to the Share Exchange Ratio (as defined in the Prospectus), or, at the holder's election, a number of Exchangeable Shares without par value ("Exchangeable Shares") of Canadian Newco equal to the Share Exchange Ratio, and (2) holders of 6.00% Cumulative Redeemable Convertible First Preferred Shares, Series C without par value (the "Preferred Shares"), of Loewen are invited to exchange their Preferred Shares for a number of shares of Buyer Common Stock equal to the Preferred Share Exchange Ratio (as defined in the Prospectus), or, at the holder's election, a number of Exchangeable Shares equal to the Preferred Share Exchange Ratio, in each case upon the terms and subject to the conditions set forth in the Prospectus and in the related Letter of Transmittal (which together constitute the "Offers"), enclosed herewith. The Preferred Shares, Common Shares and Rights together are sometimes referred to herein as the "Shares."

     TENDERING SHAREHOLDERS MUST ELECT TO ACCEPT EITHER THE OFFER OF BUYER OR THE OFFER OF CANADIAN NEWCO OR SELECT AN ALLOCATION BETWEEN SUCH OFFERS. SUCH ELECTION CAN BE MADE IN THE SPACE PROVIDED IN THE LETTER OF TRANSMITTAL. IF NO

ELECTION IS MADE, SUCH TENDERING SHAREHOLDER SHALL BE DEEMED TO HAVE ELECTED TO ACCEPT THE OFFER OF BUYER AND, UPON CONSUMMATION OF THE OFFERS AND ASSUMING SUCH SHARES HAVE BEEN VALIDLY TENDERED AND NOT WITHDRAWN, SHALL RECEIVE BUYER COMMON STOCK IN EXCHANGE FOR SHARES TENDERED. THE TERM "PURCHASER" IN THIS LETTER SHALL REFER TO BUYER, IN THE CASE OF HOLDERS ELECTING TO ACCEPT THE OFFER OF BUYER, AND TO CANADIAN NEWCO, IN THE CASE OF HOLDERS ELECTING TO ACCEPT THE OFFER OF CANADIAN NEWCO. THE TERM "PURCHASERS" IN THIS LETTER SHALL REFER TO BUYER AND CANADIAN NEWCO.

     Unless and until the Purchasers declare that the Rights Plan Condition (as defined in the Prospectus) is waived or satisfied, holders of Common Shares will be required to tender one associated Right for each Common Share tendered in order to effect a valid tender of such Common Share. If the Separation Time (as defined in the Prospectus) does not occur prior to the Expiration Date, a tender of Common Shares will also constitute a tender of the associated Rights. If the Separation Time occurs prior to the Expiration Date and certificates representing Rights are distributed to holders of Common Shares, such holders of Common Shares will be required to tender certificates for Rights equal to the number of Common Shares being tendered in order to effect a valid tender of such Common Shares.

     THE OFFERS ARE CONDITIONED UPON, AMONG OTHER THINGS, (1) THE MINIMUM TENDER CONDITION, (2) THE SCI SHAREHOLDER APPROVAL CONDITION, (3) THE RIGHTS PLAN CONDITION, (4) THE LOEWEN BOARD CONDITION, (5) THE REGULATORY CONDITION, AND (6) THE HOLDING COMPANY MERGER CONDITION (IN EACH CASE AS DEFINED IN THE PROSPECTUS). SEE "THE OFFERS -- MINIMUM TENDER CONDITION", "-- SCI SHAREHOLDER APPROVAL CONDITION", "-- RIGHTS PLAN CONDITION", "-- LOEWEN BOARD CONDITION", "-- REGULATORY CONDITION", "-- HOLDING COMPANY MERGER CONDITION" AND "-- CERTAIN OTHER CONDITIONS OF THE OFFERS", IN THE PROSPECTUS.

     Please furnish copies of the enclosed materials to those of your clients for whose accounts you hold Preferred Shares, Common Shares and/or Rights in your name or in the name of your nominee or nominees.

     For your information and for forwarding to your clients for whom you hold Shares registered in your name or in the name of your nominees, or who hold Shares registered in their own names, we are enclosing the following documents:

          1. Prospectus dated             , 1996.

          2. Letter of Transmittal to be used by holders of Shares in accepting either of the Offers and tendering Preferred Shares, Common Shares and/or Rights (together with an accompanying Substitute Form W-9 to be used by holders of Shares accepting the offer of Buyer);

          3. Notice of Guaranteed Delivery to be used to accept either of the Offers if certificates for Preferred Shares, Common Shares and/or Rights are not immediately available, if time will not permit all required documents to reach IBJ Schroder Bank and Trust Company (the "Exchange Agent") or Montreal Trust Company of Canada (the "Canadian Forwarding Agent") on or prior to the Expiration Date or if the procedure for book-entry transfer cannot be completed on or prior to the Expiration Date;

          4. A form of letter which may be sent to your clients for whose accounts you hold Shares registered in your name or in the name of your nominees, with space provided for obtaining such clients' instructions with regard to the Offers (including such clients' election as to which offer to accept);

          5. Guidelines of the Internal Revenue Service for Certification of Taxpayer Identification Number on Substitute Form W-9 for holders in the United States and a Form W-8 for foreign individuals, in each case for shareholders tendering to the offer of Buyer;

          6. A return envelope addressed to the Exchange Agent; and

          7. A return envelope addressed to the Canadian Forwarding Agent.

     The Purchasers will pay certain Soliciting Dealer fees in connection with the solicitation of tenders of Shares pursuant to the Offers, as described in the Prospectus. The Purchasers will, upon request, reimburse you for customary mailing and handling expenses incurred by you in forwarding the enclosed materials to your clients. The Purchasers will pay or cause to be paid any stock transfer taxes with respect to the transfer and sale of Shares to them or their order pursuant to the Offers, except as otherwise provided in Instruction 6 of the Letter of Transmittal.

     YOUR PROMPT ACTION IS REQUESTED. WE URGE YOU TO CONTACT YOUR CLIENTS AS PROMPTLY AS POSSIBLE. THE OFFERS AND WITHDRAWAL RIGHTS WILL EXPIRE AT 10:00
A.M., NEW YORK CITY TIME, ON             , 1996, UNLESS THE OFFERS ARE EXTENDED
OR WITHDRAWN.

     In order to take advantage of either of the Offers, (i) a duly executed and properly completed Letter of Transmittal (or facsimile thereof), with any required signature guarantees, or an Agent's Message (as defined in the Letter of Transmittal) in connection with a book-entry transfer, and any required documents, must be sent to the Exchange Agent or the Canadian Forwarding Agent, and (ii) certificates evidencing the tendered Preferred Shares, Common Shares and/or Rights should be delivered or such Preferred Shares, Common Shares and/or Rights must be tendered by book-entry transfer, all in accordance with the instructions set forth in the Letter of Transmittal and the Prospectus.
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     If holders of Shares wish to tender Shares, but it is impracticable for them to forward their certificates or other required documents on or prior to the Expiration Date or to comply with the book-entry transfer procedures on a timely basis, a tender may be effected by following the guaranteed delivery procedures specified under "The Offers -- Procedure for Tendering" in the Prospectus.

     Any inquiries you may have with respect to the Offers should be addressed to the Dealer Managers or the Information Agent at their respective addresses and telephone numbers set forth on the back cover page of the Prospectus.

     Additional copies of the enclosed materials may be obtained from the undersigned, telephone 1-800-844-1326 (toll free), or by calling the Information Agent, MacKenzie Partners, Inc. at 1-800-322-2885 (toll free), or from brokers, dealers, commercial banks or trust companies.

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                 Very truly yours,
            J.P. MORGAN SECURITIES INC.                            TD SECURITIES INC.
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NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR
ANY OTHER PERSON AS AN AGENT OF THE BUYER, CANADIAN NEWCO, EITHER DEALER
MANAGER, THE EXCHANGE AGENT, THE CANADIAN FORWARDING AGENT OR THE INFORMATION
AGENT, OR ANY AFFILIATE OF ANY OF THE FOREGOING, OR AUTHORIZE YOU OR ANY OTHER
PERSON TO GIVE ANY INFORMATION OR USE ANY DOCUMENT OR MAKE ANY STATEMENT ON
BEHALF OF ANY OF THEM IN CONNECTION WITH THE OFFERS OTHER THAN THE ENCLOSED
DOCUMENTS AND THE STATEMENTS CONTAINED THEREIN.